   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1999.
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      -------------------------------------

                                ARIS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                   WASHINGTON                                                    91-1497147
(State or other Jurisdiction of Incorporation or                  (I.R.S. Employer Identification Number)
                  Organization)

                 -----------------------------------------------

                              2229 112TH AVENUE NE
                         BELLEVUE, WASHINGTON 98004-2936
                                 (425) 372-2747
   (Address and Telephone Number of Registrant's Principal Executive Offices)
                 -----------------------------------------------

                                ARIS CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                 -----------------------------------------------

                               TIMOTHY J. CARROLL
                              2229 112TH AVENUE NE
                         BELLEVUE, WASHINGTON 98004-2936
                                 (425) 372-2447
            (Name, Address and Telephone Number of Agent for Service)
                 -----------------------------------------------

                                   COPIES TO:
                           CHRISTOPHER J. BARRY, ESQ.
                             MATTHEW W. RUNKEL, ESQ.
                             DORSEY & WHITNEY L.L.P.
                                1420 FIFTH AVENUE
                            SEATTLE, WASHINGTON 98101
                            TELEPHONE: (206) 903-8800
                            FACSIMILE: (206) 903-8820
                 -----------------------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES TO BE     AMOUNT TO BE    OFFERING PRICE        AGGREGATE        REGISTRATION
                 REGISTERED                    REGISTERED(1)    PER SHARE(2)     OFFERING PRICE(2)       FEE(2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, without par value                   200,000         $11.0625           $2,212,500          $584.10
=====================================================================================================================

         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the ARIS Corporation 1998 Employee Stock Purchase Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

         (2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon an estimated price per share of $11.0625 based on the average of the high ($10.875) and low ($11.25) sales prices for the Registrant's Common Stock on December 29, 1999, as reported by the Nasdaq National Market.

                 -----------------------------------------------

                           INCORPORATION BY REFERENCE


         Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed for the purpose of registering an additional 200,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1998 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The Registration Statement on Form S-8 previously filed with the Commission relating to the Purchase Plan (File No. 333-40921) is incorporated by reference herein and the opinions and consents listed below are annexed hereto.

ITEM 8.  EXHIBITS

         The following is a complete list of Exhibits filed as part of this Registration Statement and which are incorporated herein:

    EXHIBIT NO.      DESCRIPTION
    -----------      ------------------------------------------------------------------------
       4.1           Amendment to the ARIS Corporation 1998 Employee Stock Purchase Plan
                     dated April 15, 1999.
       5.1           Opinion of Dorsey & Whitney LLP as to legality of shares to be issued.
      23.1           Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1).
      23.2           Consent of PricewaterhouseCoopers LLP, independent certified public accountants for the Company.
      23.3           Consent of Ernst & Young LLP, independent auditors.
      24.1           Power of Attorney (Included in the signature page to this Registration
                     Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 29th day of December 1999.

                                       ARIS CORPORATION

                                       By:   /s/ Paul Y. Song
                                           ------------------------------------
                                           Paul Y. Song
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes and appoints Paul Y. Song and Timothy J. Carroll, or either of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of December, 1999.

            SIGNATURE                                 TITLE
            ---------                                 -----
         /s/ Paul Y. Song                  Chairman, President and Chief Executive Officer
----------------------------------         (Principal Executive Officer)
       Paul Y. Song

      /s/ Timothy J. Carroll               Vice President, Chief Financial Officer and Secretary
----------------------------------         (Principal Financial and Accounting Officer)
    Timothy J. Carroll

       /s/ Kendall W. Kunz                 Senior Vice President and Director
----------------------------------
     Kendall W. Kunz

       /s/ Bruce R. Kennedy                Director
----------------------------------
     Bruce R. Kennedy

                                           Director
----------------------------------
   Kenneth A. Williams

                                           Director
----------------------------------
      Barry L. Rowan

                                INDEX TO EXHIBITS


  EXHIBIT NO.      DESCRIPTION
  -----------      --------------------------------------------------------------------------
     4.1           Amendment dated April 15, 1999 to the ARIS Corporation 1998 Employee Stock
                   Purchase Plan.

     5.1           Opinion of Dorsey & Whitney LLP as to legality of shares to be issued.

    23.1           Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1).

    23.2           Consent of PricewaterhouseCoopers LLP, independent certified public accountants for the Company.

    23.3           Consent of Ernst & Young LLP, independent auditors.

    24.1           Power of Attorney (Included in the signature page to this Registration
                   Statement).